As filed with the Securities and Exchange Commission on April 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery D. Schwartz

McCormick & Company, Incorporated

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Alex Bahn

Erika L. Robinson

Wilmer Cutler Pickering Hale and Dorr LLP

2100 Pennsylvania Avenue NW

Washington, DC 20037

(202) 663-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

McCormick & Company, Incorporated

Common Stock

Common Stock Non-Voting

Debt Securities

We may offer and sell from time to time, together or separately, shares of our common stock, par value $0.01 per share (“Common Stock”), shares of our common stock non-voting, par value $0.01 per share (“Common Stock Non-Voting,” and together with the Common Stock, the “Equity Securities”) or our debt securities described in this prospectus (“Debt Securities,” and together with the Equity Securities, the “Securities”). This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Securities, including their offering prices and the plan of distribution for any particular offering.

We may sell these Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Investing in any of the Securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 3, 2023

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this process, we may offer and sell, at any time and from time to time, any combination of the Securities described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus which we deliver to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities which are referred to in the prospectus supplement or to buy the Securities in any circumstances or in any jurisdictions in which the offer or solicitation is unlawful. You should assume that the information provided by this prospectus, any prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide is accurate only as of the date of that document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the Commission’s rules and regulations. For further information, we refer you to the information under the heading “Where You Can Find More Information and Incorporation by Reference.”

This prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell any of the Securities, we will provide a prospectus supplement and/or a free writing prospectus that will contain specific information about the terms of that offering and the Securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, the information in the prospectus supplement supersedes the information in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

Except as the context otherwise requires, or as otherwise specified or used in this prospectus, when we refer to “McCormick,” “the Company,” “we,” “us” or “our” in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan” and similar expressions. You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Forward-looking statements include, but are not limited to, statements concerning the impact of the COVID-19 pandemic on our business, suppliers, consumers, customers, and employees; disruptions or inefficiencies in the supply chain, including any impact of COVID-19; the expected results of operations of businesses acquired by us; the expected impact of the inflationary cost environment, including commodity, packaging materials and transportation costs on our business; the expected impact of pricing actions on our results of operations and gross margins; the impact of price elasticity on our sales volume and mix; the expected impact of factors affecting our supply chain, including transportation capacity, labor shortages, and absenteeism; the expected impact of productivity improvements, including those associated with our Comprehensive Continuous Improvement (“CCI”) program, streamlining actions, including our Global Operating Effectiveness (“GOE”) program and global enablement initiative; the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption; expected working capital improvements; expectations regarding growth potential in various geographies and markets, including the impact from customer, channel, category, and e-commerce expansion; expected trends in net sales and earnings performance and other financial measures; the expected timing and costs of implementing our business transformation initiative, which includes the implementation of a global enterprise resource planning system; the expected impact of accounting pronouncements; the expectations of pension and postretirement plan contributions and anticipated charges associated with those plans; the holding period and market risks associated with financial instruments; the impact of foreign exchange fluctuations; the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing; the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt, working capital needs, planned capital expenditures, and quarterly dividends; our ability to obtain additional short- and long-term financing or issue additional debt securities; and expectations regarding purchasing shares of our common stock under the existing repurchase authorization.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as:

•	our ability to drive revenue growth;

•	our ability to increase pricing to offset, or partially offset, inflationary pressures on the cost of our products;

•	damage to our reputation or brand name;

•	loss of brand relevance;

•	increased private label use;

•	our ability to drive productivity improvements, including those related to our CCI program and streamlining actions, including our GOE program;

•	product quality, labeling, or safety concerns;

•	negative publicity about our products;

•	actions by, and the financial condition of, competitors and customers;

•	the longevity of mutually beneficial relationships with our large customers;

•	the ability to identify, interpret and react to changes in consumer preference and demand;

•	business interruptions due to natural disasters, unexpected events or public health crises, including COVID-19;

•	issues affecting our supply chain and procurement of raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	labor shortage, turnover and labor cost increases;

•	the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption;

•	government regulation, and changes in legal and regulatory requirements and enforcement practices;

•	the lack of successful acquisition and integration of new businesses;

•

global economic and financial conditions generally, including stability of financial institutions, availability of financing, interest and inflation rates, and the imposition of tariffs, quotas, trade barriers and other similar restrictions;

•	foreign currency fluctuations;

•

the effects of increased level of debt service following the acquisitions of the parent company of Cholula Hot Sauce® and FONA International, LLC and certain of its affiliates as well as the effects that such increased debt service may have on our ability to borrow or the cost of any such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions;

•	risks associated with the phase-out of LIBOR;

•	impairments of indefinite-lived intangible assets;

•	assumptions we have made regarding the investment return on retirement plan assets, and the costs associated with pension obligations;

•	the stability of credit and capital markets;

•	risks associated with our information technology systems, including the threat of data breaches and cyber-attacks;

•	our inability to successfully implement our business transformation initiative;

•	fundamental changes in tax laws, including interpretations and assumptions we have made, and guidance that may be issued, and volatility in our effective tax rate;

•	climate change;

•	environmental, social and governance matters;

•	infringement of intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	our inability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations; and

•	other factors discussed in this prospectus or any prospectus supplement and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, any free-writing prospectus or the documents incorporated by reference herein or therein speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference therein, may cause actual results to differ materially from those indicated by our forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein might not occur.

RISK FACTORS

An investment in the Securities involves risks. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the Securities, before making an investment decision, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2023, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Additional risks, including those that relate to any particular Securities we offer, may be included in the applicable prospectus supplement, any document incorporated by reference into this prospectus or such prospectus supplement or any free writing prospectus that we may authorize or provide to you. For a description of these documents, and information about where you can find them, see “Where You Can Find More Information and Incorporation by Reference.”

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading prices of the Securities could decline due to any of these risks.

OUR COMPANY

We are a global leader in flavor. We manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retailers, food manufacturers and the foodservice business. In fiscal year 2022, approximately 38% of our sales were outside of the U.S. We also are partners in a number of joint ventures that are involved in the manufacture and sale of flavorful products, the most significant of which is McCormick de Mexico.

We operate in two business segments: consumer and flavor solutions. The consumer and flavor solutions segments manufacture, market and distribute spices, herbs, seasoning mixes, condiments and other flavorful products throughout the world. Our consumer segment sells to retail channels, including grocery, mass merchandise, warehouse clubs, discount and drug stores, and e-commerce under the “McCormick” brand and a variety of brands around the world, including “French’s”, “Frank’s RedHot”, “OLD BAY”, “Lawry’s”, “Zatarain’s”, “Simply Asia”, “Thai Kitchen”, “Ducros”, “Vahine”, “Cholula”, “Schwartz”, “Club House”, “Kamis”, “DaQiao”, “La Drogheria”, “Stubb’s”, and “Gourmet Garden.”

McCormick & Company, Incorporated was formed in 1915 under Maryland law as the successor to a business established in 1889. Our principal executive offices are located at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031 (telephone: (410) 771-7301).

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF EQUITY SECURITIES

The description below summarizes the general terms of the Equity Securities to which any prospectus supplement may relate. This section is a summary, and it does not describe every aspect of the Equity Securities. This summary is subject to and qualified in its entirety by reference to the provisions of our Charter, as amended and restated (the “Charter”), and our Amended and Restated By-Laws (the “By-Laws”), each as may be amended from time to time. See “Where You Can Find More Information and Incorporation by Reference.”

General

We have two classes of common stock authorized, consisting of 640,000,000 shares of Common Stock, and 640,000,000 shares of Common Stock Non-Voting.

Voting Rights and Special Conversion and Redemption Rights

Holders of Common Stock have full voting rights, except that:

•

the voting rights of persons who are deemed by the board of directors to own, directly or indirectly, beneficially 10% or more of the outstanding shares of Common Stock (a “Substantial Stockholder”) are limited to 10% of the votes entitled to be cast by all holders of shares of Common Stock regardless of how many shares in excess of 10% are held by such person;

•

we have the right to redeem, at any time, any or all shares of Common Stock and Common Stock Non-Voting beneficially owned by any Substantial Stockholder, unless such person acquires more than 90% of the then outstanding shares of each class of our common stock; and

•

at such time as a Substantial Stockholder beneficially owns shares of Common Stock which entitle such Substantial Stockholder to cast more than 50% of the votes entitled to be cast by the holders of outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), automatically, on a share-for-share basis, all shares of Common Stock Non-Voting will convert into shares of Common Stock.

Any amendment, alteration, change or repeal of the foregoing provisions, in addition to any other vote or approval required under the Charter or applicable law, requires:

•	the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock, voting as a single class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting as a separate class.

Except as set forth above, holders of Common Stock are entitled to one vote per share of Common Stock on all matters to be voted upon by the stockholders. Any shares beneficially owned by a Substantial Stockholder in excess of 10% of outstanding shares of Common Stock that are subject to the Substantial Stockholder vote limitation described above are excluded from the total number of shares of Common Stock outstanding for the purposes of (i) establishing a quorum and (ii) determining the proportion of Common Stock required to approve a matter.

Each share of Common Stock Non-Voting has exactly the same rights, terms and conditions as each share of Common Stock, except that holders of shares of Common Stock Non-Voting have no voting rights, except with respect to:

•	a consolidation of the Company with another corporation;

•	a merger of the Company into another corporation;

•	a merger of the Company where the Company is the surviving corporation but the capital stock of the Company is converted into other securities or property;

•	a participation by the Company in a statutory share exchange whereby the capital stock of the Company is converted into other securities or property;

•	a dissolution of the Company;

•	a sale of all or substantially all of the assets of the Company not in the ordinary course of business; and

•	any amendment of the Charter repealing the right of the Common Stock Non-Voting to vote on any of the foregoing matters.

On matters on which holders of Common Stock Non-Voting are entitled to vote, holders of Common Stock Non-Voting are entitled to one vote per share of Common Stock Non-Voting on all such matters. As to any matter on which holders of Common Stock Non-Voting and Common Stock are entitled to vote, the Common Stock Non-Voting shall vote separately as one class, and the Common Stock shall vote separately as another class.

The voting rights of holders of Common Stock Non-Voting cannot be repealed except by:

•	the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock Non-Voting, voting separately as one class, and

•

the affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of all the outstanding shares of the Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as another class.

Amendments to Terms

The provisions of the Charter providing that the Common Stock and the Common Stock Non-Voting vote as separate classes cannot be amended, altered, changed or repealed except by:

•

the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all the then outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as one class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting separately as another class.

No Other Conversion or Preemption Rights

Except as set forth above, holders of the Equity Securities, solely by virtue of their holdings, do not have conversion rights or preemptive rights to subscribe for or purchase any shares of any class, or to any security convertible into shares of stock of the Company, which we may issue in the future.

Exchange Rights

The Company may, but is not obligated to, allow shareholders to exchange shares of Common Stock for shares of Common Stock Non-Voting on a one-for-one basis. However, we generally do not issue shares of Common Stock in exchange for shares of Common Stock Non-Voting. In certain circumstances, we issue shares of Common Stock in exchange for shares of Common Stock Non-Voting, or issue shares of Common Stock Non-Voting in exchange for shares of Common Stock, typically, in connection with the administration of our employee benefit plans, executive compensation programs and dividend reinvestment/direct purchase plans. Holders who choose to exchange their shares will not receive any consideration for such exchanges, other than shares of Common Stock Non-Voting or Common Stock, as applicable.

Dividends

Both classes of our common stock are entitled to dividends that may be declared by the board of directors from time to time out of the surplus or profits of the Company, after providing for dividends on preferred stock.

Right to Receive Liquidation Distributions

The Maryland General Corporation Law (the “MGCL”) provides that our stockholders are generally not obligated to us or our creditors with respect to our stock, except to the extent that the subscription price or other agreed upon consideration has not been paid.

Upon any liquidation, dissolution or winding up of the Company, the holders of both classes of stock shall be entitled to receive, share for share with the other holders of shares of Common Stock and Common Stock Non-Voting on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock outstanding, if any.

Listing

The Common Stock is listed on the NYSE under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Transfer Agent and Registrar

The transfer agent and registrar for the Equity Securities is Equiniti Trust Company d/b/a EQ Shareowner Services.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BY-LAWS

The following summarizes certain material provisions of Maryland law and our Charter and By-Laws. Copies of our Charter and By-Laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference.”

Number of Directors; Vacancies; Removal

Our By-Laws provide that the number of directors will be not less than six and not more than twenty. Our By-Laws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our By-Laws are amended by the board of directors, the number of directors may never be more than twenty. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our board of directors is not currently classified. However, it would be permissible under the MGCL for our board of directors to classify itself without stockholder approval.

The holders of Common Stock do not have cumulative voting rights in the election of directors.

Authorized but Unissued Capital Stock

The Charter provides that the board of directors may classify or reclassify any unissued stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, voting powers, restrictions, limitations as to dividends, qualifications, or terms or prices of redemption of the shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices. Although we have no present intention of doing so, these actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to issuing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or in the amount of voting securities outstanding by at least 20%. If the approval of our stockholders is not required for the issuance of our common stock or preferred stock, our board of directors may determine not to seek stockholder approval.

Special Meetings of Stockholders

Our By-Laws provide that a special meeting may be called, for any purpose or purposes, by the chairman of the board of directors or the president or by a majority of the board of directors. In addition, our By-Laws provide that a special meeting shall be called by the secretary if the holders of not less than a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting deliver to the secretary one or more written demands for a special meeting, describing the purpose or purposes for which the meeting is to be held and the matters proposed to be acted on at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by Stockholders

Under the MGCL, stockholders may take any action that may be taken at an annual or special meeting of the stockholders by unanimous written consent.

Dissolution and other Fundamental Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange or engage in a similar transaction outside the ordinary course of business unless approved by its board of directors and by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-Laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws and applicable law.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Acquisition Act”) provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of issued and outstanding control shares, but does not include the acquisition of shares, among others, (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Act or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within fifty days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the Charter or By-Laws of the corporation. We have not approved or exempted any individuals or transactions through such a provision.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as defined in the MGCL) or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. The MGCL defines an Interested Stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an Interested Stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an Interested Stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, in addition to the vote required by the MGCL and the Charter, a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder (or its affiliate) with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. We have not elected to “opt out” of Maryland’s business combination statute through such a provision.

Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, by provision in its charter or by-laws or a resolution of its board of directors, without obtaining stockholder approval and notwithstanding any contrary provision in the charter or by-laws, to elect to be governed by any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be governed by these specific provisions, but we currently have more than three independent directors. Through provisions in our Charter and By-Laws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directors and (ii) allow stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and By-laws

The business combination and control share acquisition provisions of Maryland law and certain provisions of our Charter and By-Laws, such as the unanimity requirement for written consent by stockholders and the advance notice provisions of our By-Laws, make it difficult for a potential acquirer to acquire us and discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. Likewise, if our board of directors were to opt in to any of the provisions of MUTA, such provisions could have similar anti-takeover effects. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under the Indenture (the “Indenture”), dated as of July 8, 2011, between McCormick and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), a copy of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. As used in this section, except as the context otherwise requires, or as otherwise specified or used in this section, the terms “McCormick,” “we,” “our” and “us” refer to McCormick & Company, Incorporated.

General

The Indenture provides that we may issue Debt Securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures or officer’s certificates. We may issue Debt Securities with terms different from those of Debt Securities previously issued. The Debt Securities will be unsecured and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of McCormick.

Please read the applicable prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

•

the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

•

the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•

any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

•

if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•

if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•

if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	if the securities will not be subject to any provisions relating to satisfaction and discharge or defeasance;

•

if the securities will be issued in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and whether such global securities will be temporary or permanent; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an “exchange.”

You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers. (Section 3.5 of the Indenture).

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture).

If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture).

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Certain Covenants

Limitations on Liens

Except as described below under “—Exempted Indebtedness,” we will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien (“Lien”) of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without providing that the Debt Securities shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

This restriction does not apply to:

•	Liens that exist on the date of the Indenture;

•	Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens in favor of us or any Subsidiary;

•

Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

•

Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

•	mechanics’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

•	Liens arising from any legal proceedings that are being contested in good faith;

•

any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of the property of McCormick or any Subsidiary or materially impair the use thereof in the operation of its business;

•	Liens securing industrial development or pollution control bonds; and

•	Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitations on Sale and Leaseback

Except as described below under “—Exempted Indebtedness,” we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

•

we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under “—Limitations on Liens” above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

•

the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) Debt Securities (other than any retirement prohibited by the terms of any Debt Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary’s Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture).

Exempted Indebtedness

Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

We covenant that we will not merge with or consolidate into any other Person or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

•

the successor Person is organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, no Event of Default under the Indenture shall have happened and be continuing, and

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being:

(i)	default in the payment of any interest on the Debt Securities of that series when it becomes due and payable and the continuance of such default for a period of 30 days;

(ii)	default in the payment of any principal of (or premium, if any, on) the Debt Securities of that series at its maturity;

(iii)

default in the performance, or breach, of any covenant or agreement in the Indenture included therein for the benefit of such series of Debt Securities and the continuance of such default or breach for a period of 90 days after written notice of such default or breach to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of such series of Debt Securities;

(iv)	certain events of bankruptcy, insolvency or reorganization of McCormick; or

(v)	any other Event of Default specified for a series Debt Securities in the applicable prospectus supplement. (Section 5.1 of the Indenture).

The Indenture provides that if an Event of Default under clause (i), (ii), (iii) or (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of a series may declare the principal of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture). If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

In addition, prior to the declaration of the acceleration of the maturity of a series of Debt Securities, past defaults may be waived by the holders of a majority in principal amount of such series of Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of each affected holder of such Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Definitions

“Attributable Debt” with respect to any sale leaseback transaction that is subject to the restrictions described under “Certain Covenants—Limitations on Sale and Leaseback” means the lesser of:

•

the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities under the Indenture, compounded semi-annually, or

•	the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

“Consolidated Net Tangible Assets” means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

•

current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•

all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Accounting Standards Codification No. 715-60;

•

all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

•

the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of McCormick or a Restricted Subsidiary (other than inter-company debt that is eliminated in consolidation) for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Subsidiary” means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Satisfaction and Discharge

McCormick shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities of any particular series (i) that have become due and payable, (ii) that by their terms are to become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the Securities of such series, or (iii) in certain other circumstances as specified at the time a particular series of Debt Securities is established in accordance with the Indenture, and, so long as no Event of Default shall be continuing, when:

•	either:

•

all Debt Securities of such series theretofore authenticated and delivered (except destroyed, lost or stolen Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•

with respect to all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations, or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	McCormick has paid all other sums payable by it under the Indenture with respect to the Debt Securities of such series;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the entire indebtedness of the Debt Securities of such series under the Indenture have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee an opinion of counsel based on the fact that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described above under “—Certain Covenants”) with respect to a series of Debt Securities if, among other things:

•

McCormick deposits in trust with the Trustee cash in the currency or currency unit in which the Debt Securities of such series are payable or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities of such series when due;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the contemplated covenant defeasance have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee, not later than the date of such deposit, an opinion of counsel confirming that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification and Waiver

Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture).

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

•

change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

BOOK-ENTRY SECURITIES

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) which will be deposited with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of the Depositary’s nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. The following description of the operations and procedures of the Depositary is provided solely as a matter of convenience. These operations and procedures are solely within the control of the Depositary and are subject to changes by it.

The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents. If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The distribution of the Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The Securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve wall crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In connection with the sale of the Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities offered under the prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered Securities may be listed.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

In connection with an offering of the Securities, underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying Security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the Securities or preventing or slowing a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of the Securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the

Securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2022 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the Securities, including the validity of the Securities, will be passed upon for McCormick by Wilmer Cutler Pickering Hale and Dorr LLP.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through our website at ir.mccormick.com as soon as reasonably practicable after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus or any prospectus supplement and is not incorporated by reference into this prospectus or any prospectus supplement.

The Commission allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2023;

•	our Current Report on Form 8-K filed on March 31, 2023;

•

the portions of the Definitive Proxy Statement on Schedule  14A filed with the Commission on February 17, 2023 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2022;

•

the description of the Common Stock contained in our registration statement on Form  8-A dated August  30, 2001, as the description therein has been updated and superseded by the description of the Common Stock contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description; and

•

the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999, as the description therein has been updated and superseded by the description of the Common Stock  Non-Voting contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Investor Relations: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus is part of a registration statement that we have filed with the Commission and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the Securities being registered.

SEC Registration Fee	$	(*)
FINRA Agency Fees		(**)
Legal Fees and Expenses		(**)
Accounting Fees and Expenses		(**)
Printing and Engraving Expenses		(**)
Trustee’s and Transfer Agents’ Fees		(**)
Miscellaneous		(**)

Total	$	(**)

(*)

The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r) of the Securities Act.

(**)	Estimated expenses not presently determinable.

Item 15. Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-Laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws and applicable law.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description

1.1*	Underwriting Agreement for Debt Securities.

1.2*	Underwriting Agreement for Equity Securities.

3.1	Restatement of Charter of McCormick & Company, Incorporated dated April 16, 1990 (incorporated by reference from Exhibit 4 of Registration Form S-8, Registration No. 33-39582 as filed with the Securities and Exchange Commission on March 25, 1991).(P)

3.2	Articles of Amendment to Charter of McCormick & Company, Incorporated dated April 1, 1992 (incorporated by reference from Exhibit 4 of Registration Form S-8, Registration Statement No. 33-59842 as filed with the Securities and Exchange Commission on March 19, 1993).(P)

3.3	Articles of Amendment to Charter of McCormick & Company, Incorporated dated March 27, 2003 (incorporated by reference from Exhibit 4 of Registration Form S-8, Registration Statement No. 333-104084 as filed with the Securities and Exchange Commission on March 28, 2003).

3.4	Articles of Amendment to Charter of McCormick & Company, Incorporated dated April 2, 2021 (incorporated by reference from Exhibit 3(i) of McCormick’s Form 10-Q for the quarter ended May 31, 2021, File No. 1-14920, as filed with the Securities and Exchange Commission on July 1, 2021).

3.5	By-Laws of McCormick & Company, Incorporated Amended and Restated on November 26, 2019 (incorporated by reference from Exhibit 99.1 of McCormick’s Form 8-K dated November 26, 2019, File No. 1-14920, as filed with the Securities and Exchange Commission on November 26, 2019).

4.1	Indenture, dated as of July 8, 2011 between McCormick and U.S. Bank National Association (incorporated by reference from Exhibit 4.1 of McCormick’s Form 8-K dated July 5, 2011, File No. 1-14920, as filed with the Securities and Exchange Commission on July 8, 2011).

Exhibit Number	Exhibit Description

4.2*	Form of Note.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on signature page hereto).

25.1	Statement on Form T-1 of eligibility of trustee.

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of specific Securities.
(P)	Paper exhibits

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland on this 3rd day of April, 2023.

MCCORMICK & COMPANY, INCORPORATED

By:	/s/ Lawrence E. Kurzius
Name: Lawrence E. Kurzius
Title: Chairman & Chief Executive Officer

We, the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031, hereby severally constitute and appoint Lawrence E. Kurzius, Michael R. Smith and Jeffery D. Schwartz, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said registration statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable McCormick & Company, Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on April 3, 2023.

Signature	Title

/s/ Lawrence E. Kurzius	Chairman, Chief Executive Officer and Director
Lawrence E. Kurzius	(Principal Executive Officer)

/s/ Michael R. Smith	Executive Vice President and Chief Financial Officer
Michael R. Smith	(Principal Financial Officer)

/s/ Gregory P. Repas	Vice President and Controller
Gregory P. Repas	(Principal Accounting Officer)

/s/ Anne L. Bramman	Director
Anne L. Bramman

Director
Michael A. Conway

/s/ Freeman A. Hrabowski, III	Director
Freeman A. Hrabowski, III

/s/ Patricia Little	Director
Patricia Little

Signature	Title

/s/ Michael D. Mangan	Director
Michael D. Mangan

/s/ Maritza G. Montiel	Director
Maritza G. Montiel

/s/ Margaret M.V. Preston	Director
Margaret M.V. Preston

/s/ Gary M. Rodkin	Director
Gary M. Rodkin

/s/ Jacques Tapiero	Director
Jacques Tapiero

/s/ W. Anthony Vernon	Director
W. Anthony Vernon